EXHIBIT 10.12

NUVERA COMMUNICATIONS, Inc.

2017 OMNIBUS STOCK PLAN

Plan Term:  May 25, 2017 through May 24, 2027

Adopted by the Board of Directors on February 24, 2017

Approved by the Shareholders of the Company on May 25, 2017

Amendment adopted by the Board of Directors on March 13, 2023

SECTION 6 ELIGIBILITY		7
SECTION 7 TERMS AND CONDITIONS OF STOCK INCENTIVES		7
7.1	ALL STOCK INCENTIVES	7
7.2	OPTIONS	9
7.3	RESTRICTED STOCK	10
7.4	RESTRICTED STOCK UNITS	10
7.5	STOCK APPRECIATION RIGHTS	11
7.6	PERFORMANCE STOCK AND PERFORMANCE UNITS	12
7.7	OTHER AWARDS	12
7.8	NON-EMPLOYEE DIRECTOR STOCK INCENTIVES AND OTHER AWARDS	12
SECTION 8 SECURITIES REGULATION		13
8.1	LEGALITY OF ISSUANCE	13
8.2	RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS	13
8.3	REGISTRATION OF SHARES	13
SECTION 9 COMPLIANCE WITH THE CODE		13
9.1	DISCRETION IN FORMULATION OF PERFORMANCE CRITERIA	13
9.2	PERFORMANCE PERIODS	13
9.3	MODIFICATIONS TO PERFORMANCE GOAL CRITERIA	13
9.4	LIMITATION ON PAYMENT OR EXERCISE	13
9.5	DELAY IN PAYMENT OR EXERCISE FOR SPECIFIED EMPLOYEES	14
9.6	WITHHOLDING	14
9.7	NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF AN ISO	14
SECTION 10 STOCK INCENTIVES TO PARTICIPANTS OUTSIDE THE US		14
SECTION 11 CHANGE IN CONTROL OF THE COMPANY		15
11.1	CHANGE IN CONTROL	15
11.2	VESTING UPON A CHANGE IN CONTROL	15
11.3	DISPOSITION OF STOCK INCENTIVES	16
11.4	GENERAL RULE FOR OTHER STOCK INCENTIVES	16
SECTION 12 AMENDMENT OR TERMINATION		17
12.1	AMENDMENT OF PLAN	17
12.2	TERMINATION OF PLAN	17
12.3	AMENDMENT OF STOCK INCENTIVES	17
SECTION 13 MISCELLANEOUS		17
13.1	SHAREHOLDER RIGHTS	17
13.2	NO GUARANTEE OF CONTINUED RELATIONSHIP	18
13.3	TRANSFERS & RESTRUCTURINGS	18
13.4	LEAVES OF ABSENCE	18
13.5	GOVERNING LAW/CONSENT TO JURISDICTION	18
13.6	ESCROW OF SHARES	18
13.7	NO FRACTIONAL SHARES	18
13.8	FORFEITURE AND RECOUPMENT	18
13.9	SEVERABILITY	19
13.1	NO TRUST OR FUND CREATED	19

Nuvera Communications, inc.
2017 omnibus STOCK PLAN

SECTION 1
PURPOSE

The purpose of the Plan is to enable Nuvera Communications, Inc. (the “Company”) and its subsidiaries to attract and retain employees, directors and service providers of the Company by aligning financial interests of these individuals with the other stockholders of the Company.

The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, and other awards to aid the Company in obtaining these goals, subject to the approval by the shareholders.

SECTION 2
DEFINITIONS

2.1   BOARD

Board means the Board of Directors of the Company.

2.2   CAUSE

Cause means, unless otherwise defined in the Stock Incentive Agreement or in a separate agreement with the Participant that governs Stock Incentives granted under this Plan, any of the following, regardless when it is discovered by the Company:

(a)    Employee’s conviction, including the entry of a plea of guilty or no contest, of a felony, or any criminal violation involving moral turpitude.

(b)   Employee engages in fraud or other acts of dishonesty involving the Company, or any other conduct that has a material adverse effect on the business or reputation of the Company or the Employee.

(c)    Employee engages in material misconduct or refuses to carry out or is grossly negligent in the performance of his or her material duties to the Company.

(d)   Employee fails to follow any written policy (including but not limited to the Company’s Code of Conduct), resolution or any reasonable instruction of the Board or any Committee thereof, or the Chief Executive Officer of the Company and Employee fails to remedy such failure within 30 days following reasonable notice.

(e)    Employee voluntarily terminates his or her employment following the occurrence of any of the acts or omissions described in subsections (a) through (d) above.

2.3   CODE

Code means the Internal Revenue Code of 1986, as amended and any successor, and regulations promulgated thereunder.

2.4   COMMITTEE

Committee means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan.

2.5   COMPANY

Company means Nuvera Communications, Inc., (formerly New Ulm Telecom, Inc.) a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.6   DEFERRED COMPENSATION

Deferred Compansation means any Stock Incentive under this Plan that provides for the “deferral of compensation” as defined in Treas. Reg. §1.409A-1(b) and that would be subject to the taxes specified in Section 409A(a)(1) of the Code if and to the extent the Stock Incentive Agreement does not meet or is not administered and interpreted in compliance with the requirements of Section 409A(a)(2), (3) and (4) of the Code. Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Section 409A of the Code.

2.7   DISABILITY

Disability means a physical or mental condition resulting from a bodily injury or disease or mental disorder rendering such person incapable of continuing to perform the essential employment duties of such person at the Company as such duties existed immediately prior to the bodily injury, disease or mental disorder.

2.8   EXCHANGE ACT

Exchange Act means the Securities Exchange Act of 1934, as amended and any successor, and regulations and rules promulgated thereunder.

2.9   EXERCISE PRICE

Exercise Price means the price that shall be paid to purchase one Share upon the exercise of an Option granted under this Plan.

2.10          FAIR MARKET VALUE

Fair Market Value of one Share on any given date shall be determined by the Committee as follows: (a) if the Shares are listed for or admitted for trading on one of more national securities exchanges, the last reported sales price on the principal exchange on the date in question, or if such Shares shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Shares were so traded; or (b) if the Shares are not listed for or admitted for trading on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for such Shares on the date in question, or if there is no such bid price for such Shares on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, with respect to any Option intended to qualify as an ISO, by any fair and reasonable determination made in good faith by the Committee, and, with respect to any other Stock Incentive that is intended to be exempt from the requirements of Section 409A of the Code, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Section 409A of the Code, which determination shall be final and binding on all parties.

2.11          INSIDER

Insider means an individual who is, on the relevant date, an officer, member of the Board or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.12          ISO

ISO (“Incentive Stock Option”) means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Section 422 of the Code.

2.13          KEY PERSON

Key Person means a person, other than an employee, who is (a) a member of the Board; or (b) a service provider providing bona fide services to the Company.

2.14          NQSO

NQSO (“Non-Qualified Stock Option”) means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Section 422 of the Code, and includes any ISO that, by subsequent action of the Company or the Participant permitted by the Plan, ceases to be an ISO.

2.15          OPTION

Option means an ISO or a NQSO.

2.16          OUTSIDE DIRECTOR

Outside Director means a member of the Board who is not an employee and who: (a) is a “non-employee director” under Rule 16b-3 under the Exchange Act, as amended from time to time; (b) if applicable, satisfies the requirements of the principal stock exchange for the Shares relating to the independence of directors or the independence of directors serving on the Compensation Committee of the Board; and (c) satisfies the independence or similar requirement of the Securities and Exchange Commission applicable to directors or to directors serving on the Compensation Committee of the Board.

2.17          PARTICIPANT

Participant means a Key Person or an employee who is designated to receive an award under the Plan by the Committee.

2.18          RESERVED

2.19          PERFORMANCE GOAL

Performance Goal means, the performance measure(s) to be used by the Committee for purposes of awarding Stock Incentives shall be chosen from among the following:(a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, invested capital, equity or sales); (d) cash flow return on investments (net cash flows divided by owners equity); (e) earnings before or after taxes, depreciation and amortization, or a similar measure; (f) revenues and or sales (gross or net); (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, working capital, profit or revenue targets; (k) growth measures, such as revenue or sales growth; (l) rate of change (positive or negative) or change from prior period; (m) ratios, such as expenses, market share, debt or leverage; (n) share price or measures based on share price; (o) external measures or indices; (p) any combination of one or more of these factors; or (q) such other performance criteria as the Committee may establish in its sole discretion.  In setting Performance Goals using these performance measures, the Committee may establish goals on an absolute basis, rate basis, subsidiary, segment, unit or division performance basis, or relative to a peer group performance or other benchmark.  The Committee may provide that one or more objectively determinable adjustments be made in any Performance Goal, including adjustments that may result in such measures being considered non-GAAP financial measures, such as the effect of changes in accounting standards, tax laws and regulations, and extraordinary, non-recurring or unusual events specified by the Committee, including write-offs or write-downs, capital gains or losses, acquisitions or divestitures, restructurings, and litigation judgments and settlements.

2.20          PERFORMANCE PERIOD

Performance Period means the period during which a Performance Goal must be attained with respect to a Stock Incentive that is performance based, as determined by the Committee.

2.21          PERFORMANCE STOCK

Performance Stock means an award of Shares granted to a Participant that is subject to the achievement of any Performance Goal, either as to the delivery of such Shares or the calculation of the amount deliverable as a result of achieving a level of performance over a specified Performance Period, or any combination thereof.

2.22          PERFORMANCE UNITS

Performance Units means a contractual right granted to a Participant to receive a Share (or cash equivalent) upon achievement of any Performance Goal or a level of performance over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

2.23          PLAN

Plan means the Nuvera Communications, Inc. 2017 Omnibus Stock Plan, as it may be further amended from time to time.

2.24          QUALIFYING EVENT

Qualifying Event means, with respect to a Participant, such Participant’s death, Disability or Retirement.

2.25          RESTRICTED STOCK AWARD

Restricted Stock Award means an award of Shares granted to a Participant under this Plan that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.26          RESTRICTED STOCK UNIT

Restricted Stock Unit means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) that is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.

2.27          RETIREMENT

Retirement means retirement from active employment with the Company and any subsidiary or parent corporation of the Company on or after age 65, or upon an earlier date with the consent of the Committee, and upon such terms and conditions as determined by the Committee.

2.28          SERVICE

Service means services provided to the Company or any Subsidiary as either a Key Employee or a Key Person.

2.29          SHARE

Share means one share of the common stock of the Company.

2.30          SPECIFIED EMPLOYEE

Specified Employee means a Participant who is a “key employee” as described in Section 416(i)(1)(A) of the Code, disregarding paragraph (5) thereof. For purposes of determining key employees under Section 416(i)(1)(A) of the Code, the definition of compensation shall be the same as defined in the Company’s qualified retirement plan, but excluding any compensation of a Participant whose location is not effectively connected with the conduct of a trade or business within the United States. If a Participant is a key employee at any time during the 12 months ending on each December 31, the Participant is a Specified Employee for the 12 month period commencing on the next April 1. Any such identification of a Specified Employee under this Plan shall apply to all nonqualified deferred compensation plans in which the Specified Employee participates. In the case of certain corporate transactions (a merger, acquisition or spin-off), or in the case of nonresident alien employees, the Company will determine Specified Employees in accordance with Treas. Reg. §1.409A-1(i).

2.31          STOCK APPRECIATION RIGHT

Stock Appreciation Right means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or such other consideration as the Committee may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the exercise price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.32          STOCK INCENTIVE

Stock Incentive means an ISO, NQSO, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit, or cash.

2.33          STOCK INCENTIVE AGREEMENT

Stock Incentive Agreement means a document, agreement, certificate, resolution or other evidence in writing or electronic form approved by the Committee that sets forth the terms and conditions of a Stock Incentive granted by the Company to a Participant pursuant to this Plan.

2.34          SUBSIDIARY

Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.35          TEN PERCENT SHAREHOLDER

Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of Section 424(d)) of the Code more than ten percent of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

SECTION 3

SHARES SUBJECT TO STOCK INCENTIVES

3.1   AGGREGATE SHARES AUTHORIZED

The aggregate number of Shares that may be issued under the Plan is 625,000 Shares, subject to adjustment as provided in Section 3.4.  These Shares will be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares that have been reacquired by the Company.

3.2   SHARE COUNTING

For purposes of determining the limits described in this Plan, in particular this Section 3, Shares covered by a Stock Incentive will not be counted as used unless and until actually delivered to a Participant and thereupon on a one-for-one basis.  If any Shares covered by a Stock Incentive under this Plan are not purchased or are forfeited or reacquired by the Company prior to vesting, or if a Stock Incentive terminates, or is cancelled without the delivery of any Shares, these Shares will be added back to the limits described in this Plan and are again available for grants from the Plan. In addition, the following principles will apply in determining the number of Shares under any applicable limit:

(a)    Shares tendered or attested to in payment of the Exercise Price of upon a net exercise of an Option will not be added back to the applicable limit;

(b)   Shares withheld by the Company to satisfy the tax withholding obligation will not be added back to the applicable limit;

(c)    Shares that are reacquired by the Company with the amount received upon exercise of an Option will not be added back to the applicable limit;

(d)   The aggregate Shares exercised pursuant to a Stock Appreciation Right that is settled in Shares will reduce the applicable limit, rather than the number of Shares actually issued; and

(e)    Any Stock Incentive that is settled in cash will not reduce the applicable limit.

3.3   LIMITATIONS ON STOCK INCENTIVES

Subject to adjustment pursuant to Section 3.4:

(a)    No more than 625,000 Shares may be used for Incentive Stock Options;

(b)   No Participant may be granted any Stock Incentive covering an aggregate number of Shares in excess of 100,000 in any calendar year.

3.4   SHARE ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary: (a) the number of Shares reserved under Section 3.1, (b) the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3.1 and 3.3, (c) the number of Shares subject to certain Stock Incentives granted subject to Section 3.1, and (d) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner that satisfies the requirements of Code Section 424(a)): (i) the number of Shares reserved under Section 3.1; (ii) the number of Shares subject to certain Stock Incentives subject to Section 3.1; and (iii) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Section 424(a) of the Code that provides for the substitution or assumption of such Stock Incentives. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.1 or an increase in any limitation imposed by the Plan.

SECTION 4

EFFECTIVE DATE AND TERM OF PLAN

The effective date of this Plan shall be May 25,2017, provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months of the approval by the Board, the Plan will be terminated and all Stock Incentives granted under the Plan will be terminated and deemed null and void and further provided that no Stock Incentive shall vest and no Shares may be issued under the Plan prior to approval of the Plan by the shareholders of the Company. No Stock Incentive shall be granted under this Plan on or after the earlier of:

(a)    the tenth anniversary of the effective date of this Plan, and

(b)   the date on which all of the Shares reserved under Section 3 of this Plan have been issued or are no longer available for use under this Plan.

This Plan shall continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable, all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited and all Performance Shares or Units have be awarded or lapsed at the end of the Performance Periods.

SECTION 5

ADMINISTRATION

5.1   GENERAL ADMINISTRATION

The Committee shall administer this Plan. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have full power to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration, and to make all other determinations and take all other actions that may be necessary or advisable for the administration of the Plan.  Notwithstanding anything herein to the contrary, the Board may, without further action of the Committee, exercise the powers and duties of the Committee or any delegate under the Plan.

5.2   AUTHORITY OF THE COMMITTEE

Except as limited by law or by the Articles of Incorporation or By-laws of the Company, the Committee shall have full power to:  (a) select Participants in the Plan; (b) determine the types of Stock Incentives for each Participant in a manner consistent with the Plan; (c) determine the number of Shares or the method of determining the number of Shares or other payment under such Stock Incentive; (d) determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, including, subject to Section 7.1(e), the time and manner of exercise, the restrictions on the rights granted under the Stock Incentive and the lapse thereof, the manner of payment, if any, the restrictions or holding period applicable to the payment or Stock received upon exercise or in satisfaction of the Stock Incentive; and (e) amend the terms and conditions of any outstanding Stock Incentives as provided in accordance with Section 12.3. The Committee shall have the independent authority and discretion over the appointment, compensation and oversight of the services of advisors to the Committee, including compensation consultants and legal counsel, provided such advisors meet the standards for independence as established by the Securities Exchange Commission. The Company shall pay the compensation and expenses of such advisors. The Committee may seek the assistance of such other persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3   DELEGATION OF AUTHORITY

The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee or to one or more executive officers of the Company the authority to grant Stock Incentives, and administer the Plan or any aspect of it; provided, however, that only the Committee may grant Stock Incentives to Insiders.

5.4   DECISIONS BINDING

All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Participants, and their estates and beneficiaries.

SECTION 6

ELIGIBILITY

Participants selected by the Committee shall be eligible for the grant of Stock Incentives under this Plan, but no Participant shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as a Key Person or employee. Notwithstanding the foregoing, an ISO may only be granted to a Participant who is a common law employee of the Company or Subsidiary.

SECTION 7

TERMS AND CONDITIONS OF STOCK INCENTIVES

7.1   ALL STOCK INCENTIVES

(a)    Grants of Stock Incentives. The Committee, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives; provided, however, the Committee shall not have the right to: (i) lower the Exercise Price of an existing Option or specified price of an existing Stock Appreciation Right; (ii) take any action that would be treated as a “repricing” under generally accepted accounting principles; or (iii) cancel an existing Option or Stock Appreciation Right at a time when its Exercise Price or specified price exceeds the fair market value of the underlying stock subject to such Option or Stock Appreciation Right in exchange for another Stock Incentive, including cash or other equity in the Company (except as provided in Sections 3.4, 10 and 11). Stock Incentives shall be granted to Participants selected by the Committee, and the Committee shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Participants, or to grant all Stock Incentives subject to the same terms and conditions.

(b)   Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3.1 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)    Stock Incentive Agreements. Each Stock Incentive shall be evidenced by a Stock Incentive Agreement. The Stock Incentive Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. The Committee shall have sole discretion to modify the terms and provisions of any Stock Incentive in accordance with Section 12.3.

(d)   Date of Grant. The date a Stock Incentive is granted shall be no earlier than the date on which the Committee:  (i) has approved the terms and conditions of the Stock Incentive Agreement; (ii) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive; and (iii) has taken all such other action necessary to direct the grant of the Stock Incentive.

(e)    Vesting of Stock Incentives. Except as otherwise provided in this subsection (e), Stock Incentives under the Plan may have restrictions on the vesting or delivery of and, in the case of Options or Stock Appreciation Rights, the right to exercise, that lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate, such as the attainment of performance criteria as determined by the Committee, including but not limited to one or more Performance Goals. Until the end of the period(s) of time specified in the vesting schedule or the satisfaction of any performance criteria, the Shares subject to such Stock Incentive Award shall remain subject to forfeiture. Options and Stock Appreciation Rights shall become vested and exercisable no earlier than one (1) year after the grant date, except that Options and Stock Appreciation Rights of up to a maximum of five percent of the Shares authorized for issuance under the Plan may be granted or accelerated without regard to such minimum one (1) year vesting or period of restriction requirement of this Section 7.1(e), or issued in payment for a Performance Award, or accelerated in the event of death, Disability, or in the event of a Change in Control as provided in Section 11.2.

(f)    Acceleration of Vesting of Stock Incentives. Except as provided in Section 7.1(e), the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant; provided, however, the Committee may grant Stock Incentive Awards precluding such accelerated vesting.

(g)   Dividend Equivalents. The Committee may grant dividend equivalents with respect to any Stock Incentive, subject to the limitation under Section 7.6(b) with respect to Performance Stock or Performance Units. The Committee shall establish the terms and conditions to which the dividend equivalents are subject. Under a dividend equivalent, a Participant shall be entitled to receive payments equivalent to the amount of dividends paid by the Company to holders of Shares with respect to the number of dividend equivalents held by the Participant, which may be paid concurrently with the payment of dividends or deferred and paid at a later date. The dividend equivalent may provide for payment in Shares or in cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Any such dividend equivalent that is intended to exempt from Section 409A of the Code with respect to a Stock Incentive that constitutes Deferred Compensation shall be stated in a separate arrangement.

(h)   Transferability of Stock Incentives. Except as otherwise provided in a Participant’s Stock Incentive Agreement, no Stock Incentive granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Stock Incentive Agreement, during the Participant’s lifetime, only the Participant may exercise any Option or Stock Appreciation Right unless the Participant is incapacitated, in which case the Option or Stock Appreciation Right may be exercised by and any other Stock Incentive may be payable to the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option or receive any other payment under a Stock Incentive if the Participant is incapacitated shall be determined by the Committee.

(i)     Deferral Elections. The Committee may require or may permit Participants to elect to defer the issuance of Shares or the settlement of Stock Incentives in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Stock Incentive, or in exercising its powers under this Plan: (i) create any arrangement that would constitute an employee pension benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act, as amended, unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees; or (ii) create any arrangement that would constitute Deferred Compensation unless the arrangement complies with Section 9.4 and 9.5 or unless the Committee, at the time of grant, specifically provides that the Stock Incentive is not intended to comply with Section 409A of the Code.

7.2   OPTIONS

(a)    Grants of Options. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee may modify the terms and provisions of an Option in accordance with Section 12 even though such modification may change the Option from an ISO to a NQSO.

(b)    Exercise Price. Subject to adjustment in accordance with Section 3.4 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Stock Incentive Agreement and shall not be less than the Fair Market Value of a Share on the date the Option is granted. With respect to each ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

(c)    Option Term. Unless earlier terminated as provided in Section 7.2(d), each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (i) make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or (ii) make an Option exercisable after the date that is: (A) the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a Participant who is not a Ten Percent Shareholder; or (B) the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder. Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance criteria, including but not limited to Performance Goals.

(d)   Termination of Service. Except as provided in the Option Agreement or a separate agreement with the Participant that covers Options, or as otherwise provided by the Committee: (i) if the Participant’s Service with the Company and a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Options; and (ii) any Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination (12 months if such termination is a result of a Qualifying Event), or the expiration of the stated term of the Options, whichever period is the shorter.  In the event a Participant’s Service with the Company or any Subsidiary is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate.

(e)    Payment. The Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations by delivering to the Company or its designated agent, either: (i) in cash or by check at the time the Option is exercised; or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of an NQSO): (A) by delivery (or by attestation) of other Shares, rounded to next whole share, including Shares acquired as part of the exercise (i.e., a pyramid exercise); (B) if permitted by applicable law, the withholding of Shares delivered by that number of Shares, rounded to the next whole share, equal to the Fair Market Value of the Exercise Price (i.e., a cashless or net exercise); (C) pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002; or (D) by some combination of the foregoing. Notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender or attestation of Shares or, a cashless or net exercise shall be a subsequent transaction approved as part of the original grant of an Option for purposes of the exemption under Rule 16b-3 of the Exchange Act. Except as provided above, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

(f)    ISO Tax Treatment Requirements. With respect to any Option that is intended to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of Shares with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000) to the extent of such excess, such Option shall not be treated as an ISO in accordance with Section 422(d) of the Code and in Treas. Reg. §1.422-4. With respect to any Option that is intended to be an ISO, such Option shall cease to be treated as an ISO if the Participant disposes of Shares acquired upon exercise of the Option within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Section 422(a)(2) of the Code.

7.3   RESTRICTED STOCK

(a)    Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b)   Termination of Service. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant covering the Restricted Stock, or unless the Committee determines that some or all of the Participant’s unvested Restricted Stock shall vest as of the date of such event, the Participant shall forfeit all unvested Restricted Stock if the Participant’s Service with the Company and a Subsidiary ends for any reason before any restrictions lapse; except that  in the case of Restricted Stock based on performance criteria then, as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs or such later date as the Committee determines, but no later than the end of the Performance Period; provided, however, the Committee may grant Restricted Stock Awards precluding such partial awards when a Qualifying Event occurs.

(c)    Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, a Participant awarded Restricted Stock shall be entitled to vote and to receive dividends during the periods of restriction of the Shares to the same extent as the Participant would have been entitled if the Shares were not restricted.

7.4   RESTRICTED STOCK UNITS

(a)    Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Stock Incentive Agreement. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without such requirement

(b)   Termination of Service. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant covering the Restricted Stock Unit, or unless the Committee determines that some or all of the Participant’s unvested Restricted Stock Units shall vest as of the date of such event, the Participant shall forfeit all unvested Restricted Stock Units if the Participant’s Service with the Company and a Subsidiary ends for any reason; except that in the case of Restricted Stock Units based on performance criteria then, as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs or such later date as the Committee determines, but no later than the end of the Performance Period; provided, however, the Committee may grant Restricted Stock Units precluding such partial awards when a Qualifying Event occurs.

(c)    Voting, Dividend & Other Rights. A Participant awarded Restricted Stock Units shall not be entitled to vote or to receive dividends until the date the Shares are issued to the Participant pursuant to the Restricted Stock Units, and, unless the Stock Incentive Agreement provides otherwise, the Participant shall not be entitled to any dividend equivalents (as described in Section 7.1(g)).

7.5   STOCK APPRECIATION RIGHTS

(a)    Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise the excess of the Fair Market Value of number of Shares exercised, over the specified price for such Shares. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are subject to the Option. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share at the time the Stock Appreciation Right is granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata expiration and cancellation of the same number of Shares of the related Option for which the Stock Appreciation Right has been exercised.

(b)   Term. Subject to earlier termination as provided in Section 7.5(c), each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (i) make a Stock Appreciation Right exercisable prior to the date such Stock Appreciation Right is granted or after it has been exercised in full; or (ii) make a Stock Appreciation Right exercisable after the date that is: (A) the tenth (10th) anniversary of the date such Stock Appreciation Right is granted; or (B) the fifth (5th) anniversary of the date such Stock Appreciation Right is granted, if such Stock Appreciation Right is granted in connection with the grant of an ISO to a Ten Percent Shareholder. Stock Appreciation Rights issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance criteria, including but not limited to Performance Goals.

(c)    Termination of Service. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant that governs the Stock Appreciation Rights granted, or as otherwise provided by the Committee: (i) if the Participant’s Service with the Company and a Subsidiary ends before the Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination (12 months if such termination is a result of a Qualifying Event), or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter.  In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Stock Appreciation Rights granted to such Participant shall immediately terminate.

(d)   Exercise and Payment. Upon exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of exercise) or in cash, or in any combination thereof as specified in the Stock Incentive Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is exercised, the specified price shall be treated as paid in Shares for purposes of Section 3.

(e)    Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO: (i) will expire no later than the expiration of the underlying ISO; (ii) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised; (iii) may be transferable only when, and under the same conditions as, the underlying ISO is transferable; and (iv) may be exercised only: (A) when the underlying ISO could be exercised; and (B) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.6   PERFORMANCE STOCK AND PERFORMANCE UNITS

(a)    Awards of Performance Stock and Performance Units. Performance Stock and Performance Units shall become payable to a Participant upon achievement of performance criteria as determined by the Committee. Each award will specify the number of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors. Subject to the limitation set forth in Section 3.4, any grant of Performance Stock or Performance Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the date of grant.

(b)   Limitation on Dividend and Dividend Equivalents.  No dividends or dividend equivalents shall be paid on unvested Performance Stock or Performance Units unless the Performance Goal has been met; provided that such dividends or dividend equivalents: (i) may accumulate for the benefit of the Participant and paid to the Participant after such Performance Stock or Performance Units vest and (ii) will otherwise comply with Section 7.1(g).

(c)    Payment. Each grant will specify the time and manner of payment of Performance Stock or Performance Units that have been earned. Any Performance Stock award shall be payable in Shares.  Any Performance Unit award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among cash or Shares.

7.7   OTHER AWARDS

(a)    Other awards may, subject to limitations under applicable law, be granted to any Participant denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, or any other factors designated by the Committee.  The Committee shall determine the terms and conditions of such awards.

(b)   Cash awards, as an element of or supplement to any other Stock Incentives granted under this Plan, may also be granted to Participants on such terms and conditions as the Committee may determine, subject to the limitation set forth in Section 3.4.

(c)    Shares may be granted to a Participant as a bonus, or in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as the Committee shall determine, subject to the limitation set forth in Section 3.4.

(d)   Participants designated by the Committee may be permitted to reduce compensation otherwise payable in cash in exchange for Shares or other Stock Incentives under the Plan.

7.8   NON-EMPLOYEE DIRECTOR STOCK INCENTIVES AND OTHER AWARDS

The Board will have the power and authority to grant any Stock Incentive to all non-employee Directors or to any individual non-employee Director, provided that such grant shall be solely for substantial services performed or to be performed by the non-employee Directors or non-employee Director as determined in good faith by the Board. The Board will also have the power and authority to designate by resolution, written plan or policy, a percentage of the annual retainer for each non-employee director to be paid in common stock, the date or dates on which the common stock will be issued and the vesting schedule, if any, for Shares issued in lieu of an annual retainer. In Addition, the Board may, by resolution, plan or policy, permit each non-employee director to elect to receive an additional percentage of his or her retainer to be issued in Shares, subject to rules and procedures for this election established by the Committee.

SECTION 8

SECURITIES REGULATION

8.1   LEGALITY OF ISSUANCE

No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2   RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS

Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law. If the offering and sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available that requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Stock Incentive Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3   REGISTRATION OF SHARES

The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares pursuant to this Plan under the Securities Act of 1933 or any other applicable state, federal or foreign law.

SECTION 9

COMPLIANCE WITH THE CODE

9.1   DISCRETION IN FORMULATION OF PERFORMANCE CRITERIA

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance criteria.

9.2   PERFORMANCE PERIODS

The Committee shall have the discretion to determine the period during which any performance criteria, including any Performance Goal must be attained with respect to a Stock Incentive. Such period may be of any length, and must be established prior 25% of such period has elapsed).

9.3   RESERVED

9.4   LIMITATION ON PAYMENT OR EXERCISE

With respect to any Stock Incentive that constitutes Deferred Compensation, such Stock Incentive shall provide for payment or exercise only upon: (a) a fixed date or schedule that complies with the requirements of Treas. Reg. §1.409A-3; (b) on a date based upon the Participant’s “separation from service,” or “disability,” or “unforeseeable emergency” as those terms are defined under Section 409A of the Code; (c) the Participant’s death; or (d) a Change in Control as defined in Section 11.1. Any election permitted under any Stock Incentive that constitutes Deferred Compensation shall comply with the requirements of Treas. Reg. §1.409A-2 and shall be irrevocable as of the date of grant of the Stock Incentive. In addition, with respect to any Stock Incentive that constitutes Deferred Compensation, except to the extent acceleration or deferral is permitted by or complies with the requirements of Section 409A of the Code, neither the Committee nor a Participant may accelerate or defer the time or schedule of any payment or exercise of, or the amount scheduled to be reported as income as a result.

9.5   DELAY IN PAYMENT OR EXERCISE FOR SPECIFIED EMPLOYEES

Notwithstanding anything in the Plan, unless the Stock Incentive Agreement specifically provides otherwise, no Stock Incentive that constitutes Deferred Compensation shall be paid to or exercised by a Specified Employee earlier than 181 days following the Participant’s “separation from service” as defined for purposes of Section 409A of the Code (or if earlier, upon the Specified Employee’s death), except as permitted under Section 409A of the Code and the regulations and other guidance promulgated thereunder. The Committee may specify in the Stock Incentive Agreement that the amount of the Deferred Compensation delayed pursuant to this Section 16.4 shall accumulate interest or earnings during the period of such delay.

9.6   WITHHOLDING

All taxes imposed on any Stock Incentive shall be the sole responsibility of the Participant. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant, exercise, satisfaction of conditions or the lapse of restrictions under any Stock Incentive or the issuance of Shares, an amount sufficient to satisfy the federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result. Unless the Stock Incentive Agreement provides otherwise, the Participant may satisfy such tax obligation by:

(a)    electing to have the Company withhold Shares (rounded to the next whole Share) otherwise to be delivered upon such exercise, satisfaction of conditions or lapse of restriction with a Fair Market Value equal to the amount of such taxes, up to the maximum tax rate in the applicable tax jurisdiction of the Participant; and

(b)   delivering to the Company Shares (rounded to the next whole Share) other than Shares issuable upon such exercise, satisfaction of conditions or lapse of restrictions with a Fair Market Value equal to the amount of such taxes, up to the maximum tax rate in the applicable tax jursidiction of the Participant.

Notwithstanding the foregoing, with respect to any Participant who is an Insider, a withholding or tender of Shares shall be a subsequent transaction approved as part of the Stock Incentive for purposes of the exemption under Rule 16b-3 of the Exchange Act.

9.7   NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF AN ISO

If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of: (a) the date two (2) years after the date of grant of such ISO; or (b) the date one (1) year after the exercise of such ISO, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. The Company may condition the exercise of any ISO on the Participant’s express written agreement with these provisions of this Plan.

SECTION 10

STOCK INCENTIVES TO PARTICIPANTS OUTSIDE THE US

The Committee shall have the authority to require that any Stock Incentive Agreement relating to a Stock Incentive in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more or less restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to a Stock Incentive to a Participant outside the United States shall occur until applicable restrictions imposed pursuant to this Plan (as modified as provided in this Section 10) or the applicable Stock Incentive have terminated.

SECTION 11

CHANGE IN CONTROL OF THE COMPANY

11.1          CHANGE IN CONTROL

“Change in Control” of the Company means an event that would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or other than a Subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b)   During any period of two consecutive years (not including any period ending prior to the effective date of this Plan), the Incumbent Directors cease for any reason to constitute at least a majority of the Board.  The term “Incumbent Directors” shall mean those individuals who are members of the Board of Directors on the effective date of this Plan and any individual who subsequently becomes a member of the Board (other than a director designated by a person who has entered into agreement with the Company to effect a transaction contemplated by Section 11.1(c)) whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

(c)    In the event:

(i)     the Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after such transaction, the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly 51% or more of the combined voting power of resulting entity’s outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each such entity, in each case in substantially the same proportion as such shareholders owned shares of the Company prior to such transaction;

(ii)   the Company consummates an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company; or

(iii) the Company adopts a plan of complete liquidation or winding up of the Company.

(d)   “Total Market Value” shall mean the aggregate market value of the Company’s or the resulting entity’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s or the resulting entity’s other outstanding equity securities as measured by the exchange rate of the transaction or by such other method as the Committee determines where there is not a readily ascertainable exchange rate.

11.2          VESTING UPON A CHANGE IN CONTROL

Except as otherwise provided in a Stock Incentive Agreement or as provided in the next sentence, if a Change in Control occurs, and if the agreements effectuating the Change in Control do not provide for the assumption or substitution of all Stock Incentives granted under this Plan, with respect to any Stock Incentive granted under this Plan that is not so assumed or substituted (a “Non-Assumed Stock Incentive”), such Stock Incentive shall immediately vest and be exercisable and any restrictions thereon shall lapse. Notwithstanding the foregoing, unless the Committee determines at or prior to the Change in Control, with respect to a Stock Incentive that is subject a Performance Goal for which the Performance Period has not expired, the Participant shall be entitled to receive a number of Shares that is determined by measuring the applicable Performance Goal based upon actual results at or immediately prior to the Change in Control as against the stated Performance Goals pro rated based on the time elapsed in the Performance Period as of the Change in Control date.

11.3          DISPOSITION OF STOCK INCENTIVES

Except as otherwise provided in a Stock Incentive Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Stock Incentives, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the “Action Effective Date”):

(a)    Unilaterally cancel such Non-Assumed Stock Incentive in exchange for:

(i)     whole and fractional Shares (or whole Shares and cash in lieu of any fractional Share) or whole and fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of:

(A)  in the case of Options, the Shares that could be purchased subject to such Non-Assumed Stock Incentive less the aggregate Exercise Price for the Options with respect to such Shares; and

(B)  in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to such Stock Incentive determined as of the Action Effective Date (taking into account vesting), less the value of any consideration payable on exercise.

(ii)   cash or other property equal in value to the excess of:

(A)  in the case of Options, the Shares that could be purchased subject to such Non-Assumed Stock Incentive less the aggregate Exercise Price for the Options with respect to such Shares; and

(B)  in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to such Stock Incentive determined as of the Action Effective Date (taking into account vesting) less the value of any consideration payable on exercise.

In the event the Exercise Price or consideration payable on exercise is equal to or greater than the Shares, cash or other property payable as provided in paragraphs (i) and (ii) above, then such Options and other Stock Incentives shall be automatically cancelled without payment of any consideration therefor.

(b)   In the case of Options, unilaterally cancel such Non-Assumed Option after providing the holder of such Option with: (i) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change in Control; and (ii) notice of such opportunity to exercise prior to the commencement of such specified period. However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Stock Incentive is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment: (A) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act; or (B) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of the Option.

11.4          GENERAL RULE FOR OTHER STOCK INCENTIVES

If a Change in Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change in Control.

SECTION 12

AMENDMENT OR TERMINATION

12.1          AMENDMENT OF PLAN

This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made without the approval of the shareholders of the Company if such amendment:

(a)    increases the number of Shares reserved under Section 3, except as set forth in Section 3.4;

(b)   extends the maximum life of the Plan under Section 4 or the maximum exercise period under Section 7;

(c)    decreases the minimum Exercise Price under Section 7;

(d)   changes the designation of Participant eligible for Stock Incentives under Section 6; or

(e)    would cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act, Section 422 of the Code.

Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system.

12.2          TERMINATION OF PLAN

The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time.

12.3          AMENDMENT OF STOCK INCENTIVES

The Committee shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if:

(a)    the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive);

(b)   the Participant consents in writing to such modification, amendment or cancellation;

(c)    there is a dissolution or liquidation of the Company;

(d)   this Plan or the Stock Incentive Agreement expressly allows such modification, amendment or cancellation; or

(e)    the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Notwithstanding the forgoing, the Committee may reform any provision in a Stock Incentive extended to be exempt from Section 409A of the Code to maintain to maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code; provided, however, that if no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Section 409A of the Code, no payment or benefit will be provided under the Stock Incentive and the Stock Incentive will be deemed null, void and of no force and effect, and the Company shall have no further obligation in connection with such Stock Incentive.

SECTION 13

MISCELLANEOUS

13.1          SHAREHOLDER RIGHTS

Except as provided in Section 7. 3 with respect to Restricted Stock, or in a Stock Incentive Agreement, no Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

13.2          NO GUARANTEE OF CONTINUED RELATIONSHIP

The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

13.3          TRANSFERS & RESTRUCTURINGS

The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a termination of his or her Service under this Plan. Likewise, the continuation of Service by a Participant with a corporation that is a Subsidiary shall be deemed to be a termination of Service when such corporation ceases to be a Subsidiary.

13.4          LEAVES OF ABSENCE

Unless the Committee provides otherwise, vesting of Stock Incentives granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be in the Service of the Company in the case of any leave of absence approved by the Company. With respect to any ISOs, no such leave may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract and if reemployment upon expiration of a leave of absence is not so guaranteed, then three (3) months following the 91st day of such leave any ISO held by the Participant will cease to be treated as an ISO and if exercised thereafter will be treated for tax purposes as a NQSO.

13.5          GOVERNING LAW/CONSENT TO JURISDICTION

This Plan shall be construed under the laws of the State of Minnesota without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court for the District of Minnesota (if jurisdiction exists) or state courts located in Hennepin County, Minnesota for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

13.6          ESCROW OF SHARES

To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.

13.7          NO FRACTIONAL SHARES

No fractional Shares shall be issued or delivered pursuant to the Plan or any Stock Incentive, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such Shares shall be cancelled or otherwise eliminated.

13.8          FORFEITURE AND RECOUPMENT

Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Stock Incentive Agreement that the Participant’s rights, payments, and benefits with respect to a Stock Incentive, including any payment or Shares received upon exercise or in satisfaction of the Stock Incentive under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but shall not be limited to, failure to accept the terms of the Stock Incentive Agreement, termination of Service under certain or all circumstances, Cause, violation of the Company’s Code of Conduct or other material Company policies, misstatement of financial or other material information about the Company including as required in accordance with the provisions of Section 302 of Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance thereunder, including rules promulgated by any securities exchange on which the Company’s equity securities are listed, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries, including facts and circumstances discovered after termination of Service. The Committee shall determine, as late as the time of the recoupment, regardless of whether such method is stated in the Stock Incentive Agreement, whether the Company shall effect any such recoupment: (a) by seeking repayment from the Participant; (b) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates; (c) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices; (d) by a holdback or escrow (before or after taxation) of part or all of the Shares, payment or property received upon exercise or satisfaction of the Stock Incentive; or (e) by any combination of the foregoing.

13.9          SEVERABILITY

If any provision of the Plan or any Stock Incentive is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Stock Incentive under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Stock Incentive, such provision shall be stricken as to such jurisdiction or as to such Stock Incentive, and the remainder of the Plan or any such Stock Incentive shall remain in full force and effect.

13.10       NO TRUST OR FUND CREATED

Neither the Plan nor any Stock Incentive shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant.  To the extent that any Paticipant acquires a right to receive payments from the Company or any Subsidiary pursuant to a Stock Incentive, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.